EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                       TRIMEDIA ENTERTAINMENT GROUP, INC.



     1.     The  name of the Corporation is:  TriMedia Entertainment Group, Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the Corporation shall have authority to issue is: one hundred ten million shares (110,000,000) of which one hundred million (100,000,000) shall be common stock, with a par value of $0.001 per share and ten million shares (10,000,000) of preferred stock, with a par value of $0.001 per share, and the voting powers, designations, preferences and relative participating, optional or other special qualifications, limitations or restrictions thereof are set forth hereinafter:

(a) The Preferred Stock may be issued in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identified in all respects except as otherwise provided in subsection (b) of this Section 4.

(b) Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issuance of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of the State of Delaware in respect of the matters set forth in the following clauses (i) to (viii) inclusive:

     (i) the number of shares to constitute such series, and the distinctive designations thereof;

     (ii) the  voting  powers,  full  or  limited,  if  any,  of  such  series;


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     (iii)  the  rate  of  dividends  payable  on  shares  of  such  series, the conditions on which and the times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock, whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative;

     (iv) the redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable;

     (v) the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;

     (vi) the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

     (vii) the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange; and

     (viii) any other preferences and relative, participating, optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

     (c) The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the votes of all classes of voting securities of the Corporation without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

     5.     The  name  and  mailing  address  of the incorporator is as follows:

  Amanda J. Masucci, Esquire c/o Klehr Harrison Harvey Branzburg & Ellers, LLP
  ----------------------------------------------------------------------------
                   at 260 S. Broad St., Philadelphia, PA 19102
                   -------------------------------------------

     6.     The  Corporation  is  to  have  perpetual  existence.


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     7.     In  furtherance  and  not  in  limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     8. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     11. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder hereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


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     I,  THE  UNDERSIGNED,  being  the  incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 16th day of October, 2002.


                                        /s/  Amanda  J.  Masucci
                                                      -------------------------
                                        Amanda  J.  Masucci,  Incorporator


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